UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
January 18, 2006
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

AMERICAN COMMERCIAL LINES INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (STATE OR OTHER JURISDICTION OF INCORPORATION)	000-51562 (COMMISSION FILE NO.)	73-3177794 (IRS EMPLOYER IDENTIFICATION NO.)
1701 East Market Street, Jeffersonville, Indiana
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(812) 288-0100
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     American Commercial Lines Inc. (the “Company”) issued a press release announcing that in accordance with the terms of the American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors and the American Commercial Lines Inc. 2005 Stock Incentive Plan, shares of common stock that vested on January 18, 2006 were withheld by the Company to satisfy tax withholding obligations of certain executives of the Company. The Company withheld shares of common stock from Messrs. Mark R. Holden (29,149 shares of common stock) and W. Norbert Whitlock (13,010 shares of common stock) to whom grants of restricted stock have been previously awarded to satisfy tax withholding obligations incurred upon the vesting of such grants on January 18, 2006. The Company will also withhold shares for each of Messrs. Christopher A. Black, Nick Fletcher, Jerry Linzey and Richard Mitchell and Ms. Lisa L. Fleming when awards granted to such officers vest over the year. The shares withheld by the Company will be cancelled and held as treasury shares.
     A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.
ITEM 9.01 EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated January 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
By:	/s/ Lisa L. Fleming
Lisa L. Fleming
Senior Vice President, Law and Administration

Dated: January 26, 2006